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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WEIGHT WATCHERS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEIGHT WATCHERS INTERNATIONAL, INC.
175 Crossways Park West
Woodbury, New York 11797-2055

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 12, 2004

        The 2004 Annual Meeting of Shareholders of Weight Watchers International, Inc. (the "Company") will be held at The Garden City Hotel, 45 Seventh Street, Garden City, N.Y. 11530 on Wednesday, May 12, 2004, at 10:00 A.M. Eastern Time (the "Annual Meeting"), to consider and act upon each of the following matters:

  1.
  To elect three members to the Board of Directors to serve for a three-year term as Class 3 Directors;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending January 1, 2005;

  3.
  To approve the Company's 2004 Stock Incentive Plan; and

  4.
  To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

        These items of business are more fully described in the attached Proxy Statement. Only shareholders of record at the close of business on March 23, 2004, the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements of the Annual Meeting.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

By Order of the Board of Directors

ROBERT W. HOLLWEG Secretary
Woodbury, New York April 8, 2004

WEIGHT WATCHERS INTERNATIONAL, INC.
175 Crossways Park West
Woodbury, New York 11797-2055

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 12, 2004

i

Compensation and Other Information Concerning Directors and Officers	18
Executive Compensation Summary	18
Compensation and Benefits Committee Report on Executive Compensation Programs	22
Director Compensation	23
Executive Savings and Profit Sharing Plan	23
Continuity Agreements	23
Compensation and Benefits Committee Interlocks and Insider Participation	25
Stock Performance Graph	26
Certain Relationships and Related Transactions	27
Other Matters	30
Section 16(a) Beneficial Ownership Compliance	30
Shareholder Proposals and Director Nominations	31
Shareholders of Record with Multiple Accounts	31
Annual Report	31
Appendix A—2004 Stock Incentive Plan
Appendix B—Audit Committee Charter

ii

GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

        The Board of Directors of Weight Watchers International, Inc. (the "Company") is soliciting proxies for the 2004 Annual Meeting of Shareholders to be held at the Garden City Hotel, 45 Seventh Street, Garden City, New York 11530 on Wednesday, May 12, 2004 at 10:00 A.M. Eastern Time (the "Annual Meeting"). This booklet and proxy card contains information about the items you will vote on at the Annual Meeting.

Who is entitled to vote?

        If you are the holder of record of the Common Stock of the Company at the close of business on March 23, 2004 (the "Record Date"), you are entitled to vote at the Annual Meeting and at any and all adjournments or postponements of the meeting. For each matter presented for vote at the Annual Meeting, you are entitled to one vote for each share you own. As of the close of business on the Record Date there were 105,837,424 shares of the Common Stock of the Company outstanding.

How to vote?

        Shareholders of record may vote in person by attending the Annual Meeting or by completing and returning the proxy by mail. To vote your proxy by mail, mark your vote on the enclosed proxy card, then return it by following the directions on the card. Your proxy, if not properly revoked, will be voted in accordance with your instructions. If you do not mark a selection, your proxy will be voted as recommended by the Board of Directors. Your vote is very important, so whether you plan to attend the Annual Meeting or not, we encourage you to vote by proxy as soon as possible.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        If your shares are registered directly in your name with the Company's transfer agent, Equiserve Trust Company, you are considered, with respect to those shares, the shareholder of record and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy to the Company or to vote in person at the meeting. The Company has enclosed a proxy card for you to use.

        If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Your broker, trustee or nominee will send you separate instructions describing the procedure for voting your shares.

How can I change my vote?

        You may revoke your proxy or change your voting instructions before the time of voting at the Annual Meeting by (i) delivering a written revocation or a later-dated proxy to the President or Secretary of the Company at the address of the Company's principal executive offices; or (ii) attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not by itself revoke a proxy).

How many shares must be present or represented to constitute a "quorum" for the Annual Meeting?

        The presence of a majority of the outstanding shares, in person or represented by proxy, of the Common Stock of the Company entitled to vote at the Annual Meeting constitutes a quorum. A quorum is necessary in order to conduct business at the Annual Meeting. You are part of the quorum if you have voted by proxy. Shares held of record by your broker, trustee, or nominee ("Broker Shares") that are voted on any matter and abstentions are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting are not included in determining whether a quorum is present. If a quorum is not present, the Annual Meeting will be rescheduled for a later date.

How does the Board of Directors recommend that I vote?

        The Board of Directors recommends that you vote your share "FOR" each of the nominees to the Board of Directors, "FOR" the ratification of the independent auditors for the fiscal year ending January 1, 2005, and "FOR" the approval of the Company's 2004 Stock Incentive Plan.

What is the voting requirement to approve each of the proposals?

        Election of Directors.    Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as Class 3 Directors for a three-year term. Withheld votes and Broker Shares that are not voted in the election of directors will have no effect in the election of directors.

        Appointment of Independent Auditors.    The appointment of the independent auditors for the fiscal year ending January 1, 2005 will be ratified if the votes cast, in person or by proxy, at the Annual Meeting exceed the number of votes cast against ratification. Abstentions and Broker Shares that are not voted for the ratification of the appointment of independent auditors will have no effect on the proposal to ratify the appointment of PricewaterhouseCoopers LLP.

        Approval of the Company's 2004 Stock Incentive Plan.    The affirmative vote of a majority of votes cast, in person or by proxy, on the matter at the Annual Meeting is required for ratification and approval of the Company's 2004 Stock Incentive Plan, provided that the total votes cast on the 2004 Stock Incentive Plan represents over 50% of the outstanding shares of the Company's Common Stock. Abstentions will have the same effect as a vote against the proposal to ratify and approve the 2004 Stock Incentive Plan. Broker Shares that are not voted on the proposal will have no effect on the proposal, provided that the total vote cast on the 2004 Stock Incentive Plan represents over 50% of the outstanding shares of the Company's Common Stock.

        Other Matters.    The affirmative vote of the majority of shares present, in person or by proxy at the Annual Meeting, is generally required for approval for all other matters that may properly come before the Annual Meeting. If any other matter not discussed in this Proxy Statement properly comes before the Annual Meeting upon which a vote may be taken, shares represented by all proxies received by the Company will be voted on that matter in accordance with the discretion of the persons named as proxy holders.

How are votes counted?

        Shareholders' proxies are received by the Company's independent proxy processing agent, and the vote is certified by independent inspectors of election. Proxies and ballots that identify the vote of individual shareholders will be kept confidential, except as necessary to meet legal requirements, in cases where shareholders write comments on their proxy cards or in a contested proxy solicitation. During the proxy solicitation period, the Company will receive vote tallies from time to time from the inspectors, but such tallies will provide aggregate figures rather than names of shareholders. The independent inspectors will notify the Company if a shareholder has failed to vote.

Who will bear the cost of soliciting votes for the Annual Meeting?

        The Company will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the Proxy Statement, the proxy and any additional soliciting materials sent by the Company to shareholders. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy-soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail, telephone or facsimile following the original solicitation.

How can shareholders communicate with the Board of Directors?

        Company shareholders who want to communicate with the Board of Directors or any individual Director can write to them c/o Weight Watchers International, Inc., Attention: Corporate Secretary, 175 Crossways Park West, Woodbury, New York 11797. Your letter should indicate that you are a Company shareholder. Depending on the subject matter, our Corporate Secretary will: (i) forward the communication to the Director or Directors to whom it is addressed; or (ii) attempt to handle the inquiry directly, for example when the request is for information about the Company or is a stock-related matter; or (iii) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board of Directors meeting, a member of management will present a summary of all communications received since the last meeting that were not forwarded to the Director or Directors to whom they were addressed, and shall make those communications available to the Board of Directors upon request.

        It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about April 8, 2004.

        Unless the context otherwise indicates, references to "the Company", "our company", "we", "us", or "our" are to Weight Watchers International, Inc. and its consolidated subsidiaries.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Board of Directors

        The Company's Board of Directors is currently comprised of nine members. The Company's Board of Directors is divided into three classes, equal in number, with each director serving a three-year term and one class being elected at each year's annual meeting of shareholders. The following individuals are directors and serve for the terms indicated:

  Class 3 Director (term expiring in 2004)

    Linda Huett
    Sam K. Reed
    Philippe J. Amouyal

  Class 1 Directors (term expiring in 2005)

    Raymond Debbane
    Jonas M. Fajgenbaum
    John F. Bard

  Class 2 Directors (term expiring in 2006)

    Sacha Lainovic
    Christopher J. Sobecki
    Marsha Johnson Evans

        The Board of Directors of the Company held eight meetings during the fiscal year ended January 3, 2004. Each of the directors attended at least 85% of the aggregate of all meetings of the Board of Directors and of all committees of the Board of Directors on which the director then served held during fiscal 2003. It is the Board of Director's policy that directors should attend our Annual Meeting absent exceptional cause. All nine of our directors attended the Company's 2003 Annual Meeting.

        All directors will hold office until their successors have been duly elected. The Class 3 Directors' terms will expire at this Annual Meeting. Linda Huett, Sam K. Reed and Philippe J. Amouyal have been nominated for election as Class 3 directors to serve until the 2007 Annual Meeting of Shareholders and until their successors have been elected. All proxies received by the Company, unless otherwise specified in the proxy, will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies will be voted for the election of such substitutes as the Board of Directors may designate.

Background Information on Nominees

        Background information about each of the board of director's nominees for director is set forth below:

        Linda Huett.    Ms. Huett has been the President and a director of our company since September 1999. She became our Chief Executive Officer in December 2000. Ms. Huett joined our company in 1984 as a classroom leader. Ms. Huett was promoted to U.K. Training Manager in 1986. In 1990, Ms. Huett was appointed Director of the United Kingdom operation and in 1993 was appointed Vice President of Weight Watchers U.K. Ms. Huett received a B.A. degree from Gustavas Adolphus College and received her Masters in Theater from Yale University. Ms. Huett is also a director of WeightWatchers.com, Inc.

        Sam K. Reed.    Mr. Reed has been a director of our company since February 2002. Mr. Reed has 27 years of experience in the food industry. He was formerly Vice Chairman and a director of Kellogg Company, the world's leading producer of cereal and a leading producer of convenience foods. From 1996 to 2001, Mr. Reed was Chief Executive Officer, President and a director of Keebler Foods Company. Previously, he was Chief Executive Officer of Specialty Foods Corporation's Western Bakery Group division. He is a director of the Tractor Supply Company. Mr. Reed received a B.A. from Rice University and an M.B.A. from Stanford Graduate School of Business.

        Philippe J. Amouyal.    Mr. Amouyal was elected a director of our company in November 2002. Mr. Amouyal is a Managing Director of The Invus Group, Ltd., which he joined in 1999. Previously, Mr. Amouyal was a Vice President and director of The Boston Consulting Group, Inc. in Boston, MA. He holds an M.S. in engineering and a DEA in Management from Ecole Centrale de Paris and was a Research Fellow at the Center for Policy Alternatives of the Massachusetts Institute of Technology. Mr. Amouyal is a director of WeightWatchers.com, Inc., Financial Technologies International, Inc. and Unwired Australia Pty Limited.

        The Board of Directors recommends a vote FOR the election of each of its nominees for director named above.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to serve as the Company's independent auditors for the fiscal year ending January 1, 2005. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        Ratification by the shareholders of the selection of independent auditors is not required, but the Board of Directors believes that it is desirable to submit this matter to the shareholders. If the selection of PricewaterhouseCoopers is not approved at the meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

Principal Auditor Fees and Services

        Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers as of or for the years ended January 3, 2004 and December 28, 2002:

	2003	2002
Audit	$942,195	$862,365
Audit Related	286,169	181,410
Tax	331,390	416,657
All Other	68,580	102,510
Total	$1,628,334	$1,562,942

Audit Fees

        The Audit fees for the years ended January 3, 2004 and December 28, 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits, and assistance with review of documents filed with the U.S. Securities and Exchange Commission.

Audit Related Fees

        The Audit Related fees as of the years ended January 3, 2004 and December 28, 2002 were for services related to audits in connection with acquisitions, employee benefit and franchise profit sharing plans.

Tax Fees

        Tax fees as of the years ended January 3, 2004 and December 28, 2002, respectively, were primarily for services related to tax compliance.

All Other Fees

        All Other fees as of the years ended January 3, 2004 and December 28, 2002 were for services rendered for employee benefit plan advisory services.

        All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee's Audit and Non-Audit Services Pre-Approval Policy provides for pre-approval of audit, audit-related and tax services by category so long as such services are specifically described to the Committee on an annual basis (e.g., in the engagement letter) ("general pre-approval"). In addition, individual engagements that have not received general pre-approval and/or are anticipated to exceed pre-established thresholds must be separately approved in advance on a case-by-case basis ("specific pre-approval"). The Audit Committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may choose to determine, for a particular year, the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services and the total amount of fees for certain permissible non-audit services classified as All Other services. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. In its Audit and Non-Audit Services Pre-Approval Policy, the Committee delegated specific pre-approved authority to its chairperson, provided that the estimated fee for any such proposed pre-approved service does not exceed $50,000.

        The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors.

PROPOSAL NO. 3
APPROVAL OF THE COMPANY 2004 STOCK INCENTIVE PLAN

        The Company's Board of Directors has approved, subject to shareholder approval, the Company 2004 Stock Incentive Plan (the "2004 Plan"), effective March 11, 2004.

        Shareholder approval of Proposal No.3 will also constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") may be based under the 2004 Plan, (ii) the annual per participant limit of 500,000 shares on grants of awards that may be made under the 2004 Plan, (iii) the annual per participant limit of $1 million for other stock-based awards that are not denominated or payable in shares and (iv) the class of employees eligible to receive awards under the 2004 Plan. See "—Tax Status of 2004 Plan Awards—Section 162(m)."

        The Company believes that the 2004 Plan will motivate selected employees, directors, advisors and consultants of the Company and its affiliates to exert their best efforts on behalf of the Company and its affiliates and that the Company will benefit from the added interest which such employees, directors, advisors and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success. The description of the 2004 Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 2004 Plan itself. The complete text of the 2004 Plan is attached as Appendix A to this Proxy Statement.

Description of the 2004 Plan

        Administration.    The 2004 Plan is administered by the Compensation Committee of the Board of Directors, which may delegate its duties and powers in whole or in part to any subcommittee consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code, "outside directors" within the meaning thereof. The Compensation Committee is authorized to interpret the 2004 Plan, to establish, amend and rescind any rules and regulations relating to the 2004 Plan and to make any other determinations that it deems necessary or desirable for the administration of the 2004 Plan.

        Shares Subject to the Plan.    The total number of shares which may be issued under the 2004 Plan is 2.5 million. The maximum number of shares with respect to which awards may be granted during each calendar year to any given participant may not exceed 500,000.

        Stock Options and Stock Appreciation Rights.    The Board of Directors may award non-qualified or "incentive" stock options under the 2004 Plan. Options granted under the 2004 Plan will become vested and exercisable at such times and upon such terms and conditions as may be determined by the Board of Directors, but an option will generally not be exercisable for a period of more than ten years after it is granted.

        The exercise price per share of Common Stock for any stock option awarded will not be less than the average of the closing prices of the shares over the last five trading days including the date of the grant on the New York Stock Exchange or such other national securities exchange on which the shares are traded. To the extent permitted by the Board of Directors, the exercise price of a stock option may be paid (i) in cash or its equivalent (e.g. a check or wire transfer); (ii) in shares of Common Stock having a fair market value equal to the aggregate option exercise price, so long as the shares have been held by the participant for no less than six months; (iii) partly in cash and partly in shares of Common Stock or (iv) through the delivery of irrevocable instructions to a broker to sell, to the extent permitted by applicable law, shares of Common Stock obtained upon the exercise of the stock option and to deliver promptly to the Company an amount out of the proceeds of the sale equal to the aggregate option exercise price for the shares being purchased.

        The Board of Directors may grant stock appreciation rights independent of or in conjunction with a stock option. The exercise price of a stock appreciation right will not be less than the average of the closing prices of the shares over the last five trading days including the date of the grant on the New York Stock Exchange or such other national securities exchange on which the shares are traded; provided, however, that, in the case of a stock appreciation right granted in conjunction with a stock option, the exercise price will not be less than the exercise price of the related stock option. Each stock appreciation right granted independent of a stock option will entitle a participant, upon exercise, to an amount equal to (i) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the exercise price, multiplied by (ii) the number of shares of Common Stock covered by the stock appreciation right, and each stock appreciation right granted in conjunction with a stock option will entitle a participant upon surrender of his or her stock option to receive the same amount. Payment will be made in shares of Common Stock and/or cash (any Common Stock is valued at fair market value), as determined by the Board of Directors.

        No Repricing.    The 2004 Plan prohibits the repricing of the exercise price of any stock options or stock appreciation rights after they have been granted.

        Restricted Stock.    The Board of Directors will determine the number of shares of restricted Common Stock to grant to a participant, the duration of the period during which, and the conditions, if any, under which the restricted Common Stock may be forfeited to the Company, and the other terms and conditions of restricted stock awards. Certain restricted Common Stock awards granted under the 2004 Plan may be granted in a manner designed to make them deductible by the Company under Section 162(m) of the Code. Such awards shall be based upon one or more of the performance criteria set forth below.

        Other Stock-Based Awards.    The Board of Directors, in its sole discretion, may grant stock awards, unrestricted Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, the Common Stock. Such other stock-based awards may be in such form, and dependent on such conditions, as the Board of Directors determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock based on the fair market value of such stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The maximum amount of other stock-based awards that may be granted during a calendar year to any participant is (x) with respect to other stock-based awards that are denominated or payable in shares, 500,000 shares and (y) with respect to other stock-based awards that are not denominated or payable in shares, $1 million.

        Restricted Common Stock awards and other stock-based awards granted under the 2004 Plan may be granted in a manner designed to make them deductible by the Company under Section 162(m) of the Code. Such awards ("Performance-Based Awards") shall be based upon one or more of the following performance criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. With respect to Performance-Based Awards, (A) the Board of Directors shall establish the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed) and (B) no awards shall be paid to any participant for such period of service until the Board of Directors certifies that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

        Adjustments Upon Certain Events.    In the event of any stock dividend or split, reorganization, recapitalization, merger, share exchange or any other similar transaction, the Board of Directors, in its sole discretion, may adjust (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2004 Plan or pursuant to outstanding awards, (ii) the maximum number of shares for which awards (including limits established for restricted Common Stock or other stock-based awards) may be granted during a calendar year to any participant, (iii) the exercise price of any outstanding stock option or exercise price of any stock appreciation right and/or (iv) any other affected terms of such awards.

        Upon the occurrence of a Change in Control of the Company (as defined in the 2004 Plan), the 2004 Plan provides that the Board of Directors may (i) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of any award outstanding under the 2004 Plan, or (ii) cancel any such awards for fair value, or (iii) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2004 Plan, as determined by the Board of Directors in its sole discretion and/or (iv) provide that for a period of at least 10 business days prior to the Change in Control, any outstanding stock options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, all such unexercised such options shall terminate without consideration.

        Amendment and Termination.    The Board of Directors may amend, alter or discontinue the 2004 Plan, but no amendment, alteration or discontinuation shall be made (i) without the approval of the shareholders of the Company, if such action would increase the total number of shares of Common Stock reserved for the purposes of the 2004 Plan, or increase the maximum number of shares of restricted stock or other stock-based awards that may be awarded under the 2004 Plan, or increase the maximum number of shares for which awards may be granted to any participant, (ii) without the consent of a participant, if such action would diminish any of the rights of the participant under any award previously granted to the participant under the 2004 Plan or (iii) to the provision prohibiting the repricing of stock options or stock appreciation rights to permit such repricing. No new awards may be made under the 2004 Plan after the tenth anniversary of this shareholder meeting unless and until the shareholders re-approve the material terms of the 2004 Plan.

Tax Consequences of 2004 Plan Awards

        Introduction.    The following general discussion of the federal income tax consequences of awards to be granted under the 2004 Plan is based on current federal tax laws and regulations, does not purport to be a complete description of the federal income tax laws, and does not purport to be a representation as to the actual tax consequences that any participant or the Company may in fact incur. Participants may also be subject to certain state and local taxes, which are not described below.

        Incentive Stock Options.    If the award granted is an "incentive stock option" (as described in Section 422 of the Code), no income is realized by the participant upon award or exercise of the option and no compensation deduction is available to the Company at such times. If the Common Stock purchased upon the exercise of an incentive stock option is held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, any resulting gain is taxed, upon disposition of the Common Stock, at long-term capital gains rates. If the Common Stock purchased pursuant to the option is disposed of before the expiration of that period, any gain on the disposition, up to the excess of the fair market value of the Common Stock at the time of exercise over the option exercise price, is taxed at ordinary income rates as compensation paid to the participant, and the Company is entitled to a compensation deduction for an equivalent amount. Any amount realized on the disposition by the participant in excess of the fair market value of the Common Stock at the time of exercise is taxed at capital gains rates.

        Non-qualified Stock Options.    If the award granted is a non-qualified stock option, no income is realized by the participant at the time of grant of the option, and no deduction is available to the Company at such time. At the time of a cash or equivalent exercise, ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value of the Common Stock on the date of exercise over the option exercise price, and the Company receives a tax deduction for the same amount. If an option is exercised by delivering Common Stock to the Company, a number of shares received by the participant equal to the number of shares so delivered will be received free of tax and will have a tax basis and holding period equal to the shares so delivered. The fair market value of additional Common Stock received by the participant upon exercise of the option will be taxable to the participant as ordinary income and the Company shall be entitled to a deduction for the same amount, and the participant's tax basis in such shares will be their fair market value on the date of exercise. Upon disposition, any difference between the participant's tax basis in the Common Stock and the amount realized on disposition of the shares is treated as capital gain or loss.

        Stock Appreciation Rights.    The participant realizes no income at the time a stock appreciation right is granted, and no deduction is available to the Company at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the Common Stock received by the participant, and the Company shall be entitled to a deduction of the same amount.

        Restricted Common Stock; Stock Awards.    Subject to Section 162(m) of the Code, discussed below, the Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the restricted Common Stock award at the time the restrictions on the stock awarded lapse, unless the participant elects to recognize such income immediately by so electing, within 30 days after the date of grant by the Company to the participant of a restricted stock award, as permitted under Section 83(b) of the Code, in which case both the Company's deduction and the participant's inclusion in income occur on the grant date. The value of any other stock award granted to participants shall be taxable as ordinary income to such participant in the year in which such stock is received, and the Company will be entitled to a corresponding tax deduction, subject to Section 162(m) of the Code.

        Section 162(m) of the Code.    Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company or any of its subsidiaries in any taxable year of the Company. Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. One requirement is shareholder approval of (i) the performance criteria upon which Performance-Based Awards may be based, (ii) the annual per-participant limits on awards and (iii) the class of employees eligible to receive awards. In the case of restricted stock awards and Performance-Based Awards, other requirements generally are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two "outside directors" and that no discretion be retained to increase the amount payable under the awards. In the case of stock options and stock appreciation rights, other requirements are that the stock option or stock appreciation right be granted by a committee of at least two "outside directors" and that the exercise price of the stock option or stock appreciation right be not less than the fair market value of the Common Stock subject to such award on the date of grant of the award.

Adoption of Proposal No. 3

        The Company believes that its best interests will be served by the approval of Proposal No. 3. The 2004 Plan will enable the Company to be in a position to continue to grant long-term incentive awards employees, directors, advisors and consultants, including those who through promotions and development of the Company's business will be entrusted with new and more important responsibilities, while preserving, where appropriate, the tax deductibility of these awards.

        Approval of Proposal No. 3 requires the affirmative vote of a majority of votes cast, in person or by proxy on the proposal at the Annual Meeting, provided that the total votes cast on the 2004 Stock Incentive Plan represents over 50% of the outstanding shares of the Company's Common Stock.

        The Board of Directors recommends a vote FOR the approval of the Company 2004 Stock Incentive Plan.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

        The following table sets forth information regarding the beneficial ownership of our Common Stock by (1) all persons known by us to own beneficially more than 5% of our Common Stock, (2) our chief executive officer and each of the named executive officers, (3) each director and (4) all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days after January 3, 2004 are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other shareholder.

        Our capital stock consists of Common Stock and preferred stock. As of January 3, 2004, there were 106,348,094 shares of our Common Stock outstanding and zero (0) shares of our preferred stock outstanding.

	January 3, 2004
Name of Beneficial Owner	Shares	As of Percent
Artal Luxembourg(1)	59,772,567	56.2%
Artal Participations & Management S.A.(1)	4,493,258	4.2%
Linda Huett(2)(3)	357,403	*
Richard McSorley(2)(3)	212,733	*
Clive Brothers(2)(6)	259,787	*
Scott R. and Nicola Penn(2)(3)(4)	344,423	*
Ann M. Sardini(2)(3)	20,000	*
Robert W. Hollweg(2)(3)	251,313	*
Melanie Stubbing(2)	—	*
Maurice Kelly(2)	—	*
Raymond Debbane(2)(5)	—	*
Marsha Johnson Evans(2)(3)	4,708	*
Jonas M. Fajgenbaum(2)	—	*
Sacha Lainovic(2)	—	*
Sam K. Reed(2)(3)	14,708	*
John F. Bard(2)(3)	4,426	*
Christopher J. Sobecki(2)	—	*
Philippe Amouyal(2)	—	*
All directors and executive officers as a group (15 people)(3)	1,209,714	1.1%

*
Less than 1.0%

(1)
Artal Luxembourg and Artal Participations and Management may be contacted at 105, Grand-Rue, L-1661 Luxembourg, Luxembourg. The parent entity of Artal Luxembourg is Artal International. The parent entity of Artal International is Artal Group. The parent entity of Artal Group is Westend S.A. The parent entity of Artal Participations and Management is Artal Services N.V., a Belgian company. The parent entity of Artal Services is Artal International. The address of Westend S.A., Artal Group and Artal International is the same as the address of Artal Luxembourg. The address of Artal Services is Woluwedal, 28 B-1932 St. Stevens—Woluwe Belgium.

(2)
Our executive officers and directors may be contacted c /o Weight Watchers International, Inc., 175 Crossways Park West, Woodbury, New York, 11797.

(3)
Includes shares subject to purchase upon exercise of options exercisable within 60 days after January 3, 2004, as follows: Ms. Huett 263,195 shares; Ms. Sardini 20,000 shares; Mr. and Ms. Penn 42,348 shares; Mr. Hollweg 153,679 shares; Mr. McSorley 151,713 shares; Mr. Reed 4,000; Ms. Evans 4,000 shares; and Mr. Bard 2,000 shares.

(4)
With respect to Mr. Penn, includes 78,583 shares of our Common Stock held by Mr. Scott Penn's spouse, Nicola Penn.

(5)
Mr. Debbane is also a director of Artal Group. Artal Group is the parent entity of Artal International, which is the parent entity of Artal Luxembourg. Artal International is the parent entity of Artal Services, which is the parent entity of Artal Participations and Management. Mr. Debbane disclaims beneficial ownership of all shares owned by Artal Luxembourg and Artal Participations and Management.

(6)
Includes 98,679 shares subject to purchase upon exercise of options exercisable within 60 days after January 3, 2004. Mr. Brothers resigned as an executive officer effective October 8, 2003.

BOARD COMMITTEES AND AUDIT COMMITTEE REPORT

Board Committees

        The standing committees of our Board of Directors consist of an Audit Committee and a Compensation and Benefits Committee.

Audit Committee

        The Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the "Exchange Act"). The members of the Audit Committee are Sam K. Reed, Marsha Johnson Evans and John F. Bard.

        The principal duties of our Audit Committee are as follows:

  •
  to oversee that our management has maintained the reliability and integrity of our accounting policies and financial reporting and our disclosure practices;

  •
  to oversee that our management has established and maintained processes to ensure that an adequate system of internal controls is functioning;

  •
  to oversee that our management has established and maintained processes to ensure our compliance with all applicable laws, regulations and corporate policy;

  •
  to prepare an annual performance evaluation of the Audit Committee;

  •
  to establish and maintain procedures for the receipt, retention and treatment of complaints received by us, from any source, regarding accounting, internal accounting controls or auditing matters and from our employees for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters;

  •
  to assist the Board of Directors in its oversight of the integrity of our financial statements;

  •
  to review our annual and quarterly financial statements prior to their filing or prior to the release of earnings;

  •
  to oversee the performance of the independent auditors and to retain or terminate the independent auditors and approve all audit and non-audit engagement fees and terms; and

  •
  to review at least annually, the qualifications, performance and independence of the independent auditors.

        The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

        Our Board of Directors has determined that each of the Audit Committee members, Sam K. Reed, Marsha Johnson Evans and John F. Bard, is an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Exchange Act and is "independent" under applicable listing standards of the New York Stock Exchange, and Rule 10A-3 under the Exchange Act. The Audit Committee operates under a written charter, which is attached as Appendix B to this Proxy Statement, and is also available on the Company's website at www.weightwatchersinternational.com. In addition, shareholders may request a free copy of the Audit Committee charter from: Weight Watchers International, Inc., Attn: Corporate Secretary, 175 Crossways Park West, Woodbury, NY 11797, (516) 390-1400.

Compensation and Benefits Committee

        The principal duties of the compensation and benefits committee are as follows:

  •
  to review key employee compensation policies, plans and programs;

  •
  to monitor performance and compensation of our employee-director, officers and other key employees;

  •
  to prepare recommendations and periodic reports to the Board of Directors concerning these matters; and

  •
  to function as the committee that administers the incentive programs referred to in "Executive Compensation" below.

Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics for our officers, including our principal executive officer, principal financial officer, principal accounting officer and controller and our employees and directors. The Code of Business Conduct and Ethics is available on our website at www.weightwatchersinternational.com. In addition, shareholders may request a free copy of the Code of Business Conduct and Ethics from: Weight Watchers International, Inc., Attn: Corporate Secretary, 175 Crossways Park West, Woodbury, NY 11797, (516) 390-1400.

        Any amendment of our Code of Business Conduct and Ethics or waiver thereof applicable to any of our principal executive officer, principal financial officer, principal accounting officer or controller will be disclosed on our website within 5 days of the date of such amendment or waiver. In the case of a waiver, the nature of the waiver, the name of the person to whom the waiver was granted and the date of the waiver will also be disclosed.

Executive Sessions of Non-Management Directors

        Non-management directors may meet in executive sessions of the Board of Directors in which management directors and other members of management do not participate. These sessions are regularly scheduled for non-management directors at each meeting of the Board of Directors. The Chairman of the Board presides over the meetings of the non-management directors. Shareholders and other interested parties may communicate directly with the non-management directors by sending correspondence to: Chairman of the Board (or Director's name, as appropriate), Board of Directors, Weight Watchers International, Inc., Attn: Corporate Secretary, 175 Crossways Park West, Woodbury, NY 11797, (516) 390-1400.

Nominating Committee

        As set forth in the listing standards of the New York Stock Exchange, the Company is not required to have a nominating committee because it is a "controlled company" (see "Controlled Company Exemption Election" below). Because of this fact, and because the Board of Directors believes that it is more appropriate for all of the directors of the Company to be involved in the process of nominating persons for election as directors, the Board of Directors does not have a nominating committee. As such, the Board as a whole performs the functions of a nominating committee and is responsible for reviewing the requisite skills and characteristics of the directors of the Company.

Identifying and Evaluating Nominees for Directors

        The Board of Directors will consider candidates for nomination as a director recommended by shareholders, current directors, officers, third-party search firms and other sources. In evaluating candidates, the Board of Directors considers the attributes of the candidate, including but not limited to their skills, experience, age, legal and regulatory requirements and the needs of the Board of Directors. The Board of Directors will review all candidates in the same manner, regardless of the source of the recommendation. The Board of Directors will consider individuals recommended by Shareholders for nomination as a director in accordance with procedures described in the section entitled "Shareholder Proposals".

Controlled Company Exemption Election

        The Company has determined that due to the beneficial ownership by Artal Luxembourg and its affiliates of greater than 50% of the Common Stock of the Company outstanding as of January 3, 2004, the Company is a "controlled company" as defined in the New York Stock Exchange listing rules. As such, the Company has elected to be exempted from the NYSE requirements that the Board of Directors have a majority of independent directors and that the Company have nominating/corporate governance and the compensation committees composed entirely of independent directors.

Audit Committee Report

        The following is the report of the Audit Committee of the Board of Directors with respect to the Company's audited financial statements for the fiscal year ended January 3, 2004.

        The Audit Committee is governed by the Audit Committee Charter adopted by the Company's Board of Directors. Our Board of Directors has determined that each member of the Audit Committee is an "independent" director based on the listing standards of the New York Stock Exchange and is an "audit committee financial expert" as defined by SEC rules.

        The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee has met, reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has held discussions with management and PricewaterhouseCoopers LLP ("PWC"), the Company's independent auditor for fiscal year 2003, regarding the fair and complete presentation of the Company's results. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America, PWC is responsible for expressing an opinion on the conformity of the Company's financial statements with generally accepted accounting principles. The Audit Committee has discussed the consolidated financial statements with management and PWC. The Audit Committee has also discussed with PWC the matters required to be discussed by the Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the annual audit of the Company's financial statements.

        In addition, the Audit Committee has received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1, which relate to the auditor's independence from the Company. and has discussed with PWC its independence from the Company and the Company's management. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit Committee has concluded that PWC is independent from the Company and its management. Further the Audit Committee has discussed with PWC the overall scope and plans for the audit.

        Based upon the review and discussions referred to above, the Audit Committee has recommended to the Company's Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 3, 2004.

        The Audit Committee has selected and the Board of Directors has ratified, subject to shareholder approval, the selection of the Company's independent auditor.

        The report is being provided by the following independent directors who constitute the Audit Committee.

March 29, 2004

                                                         Respectfully submitted,
                                                         The Audit Committee
                                                         Sam K. Reed, Chair
                                                         John F. Bard
                                                         Marsha Johnson Evans

        The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by specific reference therein.

DIRECTORS AND OFFICERS

        Set forth below are the names, ages as of January 3, 2004 and current positions with us and our subsidiaries of the executive officers and directors. Directors are elected at the annual meeting of shareholders. Executive officers are appointed by, and hold office at, the discretion of the directors.

Name	Age	Position
Linda Huett	59	President and Chief Executive Officer, Director
Ann M. Sardini	53	Vice President, Chief Financial Officer
Robert W. Hollweg	61	Vice President, General Counsel and Secretary
Richard McSorley	59	Chief Operating Officer, NACO
Scott R. Penn	32	Vice President, Australasia
Melanie Stubbing	42	Vice President of Operations, United Kingdom
Maurice Kelly	45	Vice President of Strategy & Operations, Continental Europe
Raymond Debbane(1)	48	Chairman of the Board
Philippe J. Amouyal(4)	45	Director
John F. Bard(2) (4)	62	Director
Jonas M. Fajgenbaum	31	Director
Sacha Lainovic(1)	47	Director
Marsha Johnson Evans(2) (3)	56	Director
Sam K. Reed(2) (3)	56	Director
Christopher J. Sobecki	45	Director

(1)
Member of our compensation and benefits committee.

(2)
Member of our Audit Committee.

(3)
Named to the Board of Directors on February 12, 2002.

(4)
Named to the Board of Directors on November 13, 2002.

        Linda Huett.    Ms. Huett has been the President and a director of our company since September 1999. She became our Chief Executive Officer in December 2000. Ms. Huett joined our company in 1984 as a classroom leader. Ms. Huett was promoted to U.K. Training Manager in 1986. In 1990, Ms. Huett was appointed Director of the United Kingdom operation and in 1993 was appointed Vice President of Weight Watchers U.K. Ms. Huett received a B.A. degree from Gustavas Adolphus College and received her Masters in Theater from Yale University. Ms. Huett is also a director of WeightWatchers.com, Inc.

        Ann M. Sardini.    Ms. Sardini has served as our Vice President and Chief Financial Officer since April 2002 when she joined our company. Ms. Sardini has over 20 years of experience in senior financial management positions in branded media and consumer products companies. Prior to joining us, she served as Chief Financial Officer of VitaminShoppe.com, Inc. from 1999 to 2001, and from 1995 to 1999 she served as Executive Vice President and Chief Financial Officer for the Children's Television Workshop. In addition, Ms. Sardini has held finance positions at QVC, Chris Craft Industries and the National Broadcasting Company. Ms. Sardini received a B.A. from Boston College and an M.B.A. from Simmons College Graduate School of Management.

        Robert W. Hollweg.    Mr. Hollweg has served as our Vice President, General Counsel and Secretary since January 1998. He joined our company in 1969 as an Assistant Counsel in the law department. He transferred to the Heinz law department subsequent to Heinz' acquisition of our company in 1978 and served there in various capacities. He rejoined us after Artal Luxembourg acquired our company in September 1999. Mr. Hollweg graduated from Fordham University and received his Juris Doctor degree from Fordham University School of Law. He is a member of the American and New York State Bar Associations and a former President of the International Trademark Association.

        Richard McSorley.    Mr. McSorley has served as our Chief Operating Officer for North America since January 2001. From 1992 until our purchase of the franchise territories and certain business assets of Weighco, Mr. McSorley served in various capacities with Weighco Enterprises, Inc., including as President since 1995 and Chief Executive Officer since 1996. Mr. McSorley received a B.A. degree from Villanova University and an M.B.A. from the University of Pittsburgh.

        Scott R. Penn.    Mr. Penn has been a Vice President of our Australasia operations since September 1999. Mr. Penn joined our company in 1994 as a Marketing Services Manager in Australia. In 1996, he was promoted to Group Marketing Manager in Australia and in 1997 he was promoted to General Manager-Marketing and Finance.

        Melanie Stubbing.    Ms. Stubbing has served as our Vice President of Operations—United Kingdom since December 2003. Ms. Stubbing has more than 16 years experience working with strong consumer brands, including her most recent position running the UK-based toy, game and trading card operations for Hasbro, Inc., a position she held from January 2002 to November 2003. From November 2000 to January 2002, Ms. Stubbing was the Vice President-Europe for WeightWatchers.com, Inc. Prior to joining WeightWatchers.com, Ms. Stubbing was Managing Director, Hedstrom, U.K. from August 1998 to October 2000, and from July 1989 to July 1998 she held various marketing positions at Mattel UK Ltd., including Group Marketing Director.

        Maurice Kelly.    Mr. Kelly has served as our Vice President of Strategy and Operations-Continental Europe since November 2003. Mr. Kelly has more than 20 years experience in operations management and strategic business development spanning a number of consumer-oriented businesses. Prior to joining us, Mr. Kelly was Chief Executive of Esporta plc, an operator of luxury health and fitness clubs located in the UK, Spain and Sweden, and at easyEverything, a chain of Internet Cafes. Mr. Kelly held positions in operations management of the Granada Group, and in retail management at Primark and the Burton Group.

        Raymond Debbane.    Mr. Debbane has been our Chairman of the Board of Directors since our acquisition by Artal Luxembourg on September 29, 1999. Mr. Debbane is a co-founder and President of The Invus Group, LLC Prior to forming The Invus Group, LLC in 1985, Mr. Debbane was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business, an M.S. in Food Science and Technology from the University of California, Davis and a B.S. in Agricultural Sciences and Agricultural Engineering from American University of Beirut. Mr. Debbane is a director of Artal Group S.A., Ceres, Inc. and Financial Technologies International, Inc. Mr. Debbane is also the Chairman of the Board of Directors of WeightWatchers.com, Inc. and served as a director of Keebler Foods Company from 1996 to 1999.

        Philippe J. Amouyal.    Mr. Amouyal was elected a director of our company in November 2002. Mr. Amouyal is a Managing Director of The Invus Group, LLC, which he joined in 1999. Previously, Mr. Amouyal was a Vice President and director of The Boston Consulting Group, Inc. in Boston, MA. He holds an M.S. in engineering and a DEA in Management from Ecole Centrale de Paris and was a Research Fellow at the Center for Policy Alternatives of the Massachusetts Institute of Technology. Mr. Amouyal is a director of WeightWatchers.com, Inc., Financial Technologies International, Inc. and Unwired Australia Pty Limited.

        John F. Bard.    Mr. Bard is currently a director of Wm. Wrigley Jr. Company. Mr. Bard joined Wrigley in 1991 as Senior Vice President and Chief Financial Officer with subsequent additional responsibilities for world-wide manufacturing, U.S. marketing and information systems. Prior to joining Wrigley, Mr. Bard served in various positions at Tambrands, Inc. from 1985 to 1989, including President and Chief Operating Officer, as well as serving as a member of the Board of Directors. From 1978 to 1985, Mr. Bard served in various positions at Clorox Company, including Group Vice President, International as well as serving as a member of the Board of Directors. Mr. Bard began his career in 1972 with Procter & Gamble, progressing through a variety of financial and administrative management positions. During the course of his career, Mr. Bard has also served as an advisor and director to Keep America Beautiful (Director and Vice President) and the United Way (Director, Long Island, New York chapter). He received a B.S. from Northwestern University and an M.B.A. from the University of Cincinnati.

        Jonas M. Fajgenbaum.    Mr. Fajgenbaum has been a director of our company since our acquisition by Artal Luxembourg on September 29, 1999. Mr. Fajgenbaum is a Managing Director of The Invus Group, LLC, which he joined in 1996. Prior to joining The Invus Group, LLC, Mr. Fajgenbaum was a consultant for McKinsey & Company in New York from 1994 to 1996. He graduated with a B.S. from the Wharton School of Business and a B.A. in Economics from the University of Pennsylvania in 1994.

        Sacha Lainovic.    Mr. Lainovic has been a director of our company since our acquisition by Artal Luxembourg on September 29, 1999. Mr. Lainovic is a co-founder and Executive Vice President of The Invus Group, LLC. Prior to forming The Invus Group, LLC in 1985, Mr. Lainovic was a manager and consultant for the Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business and an M.S. in engineering from Insa de Lyon in Lyon, France. Mr. Lainovic is a director of WeightWatchers.com, Inc., Financial Technologies International, Inc. and Unwired Australia Pty Limited, and also served as a director of Keebler Foods Company from 1996 to 1999.

        Marsha Johnson Evans.    Ms. Evans has been a director of our company since February 2002. Ms. Evans is currently President and Chief Executive Officer of the American Red Cross, the preeminent humanitarian organization in the United States, and previously served as the National Executive Director of Girl Scouts of the U.S.A. A retired Rear Admiral in the United States Navy, Ms. Evans has served as superintendent of the Naval Postgraduate School in Monterey, California and headed the Navy's worldwide recruiting organization from 1993 to 1995. She is currently a director of the May Department Stores Company, AutoZone, Inc. and numerous nonprofit boards. Ms. Evans received a B.A. from Occidental College and a Master's Degree from the Fletcher School of Law and Diplomacy at Tufts University.

        Sam K. Reed.    Mr. Reed has been a director of our company since February 2002. Mr. Reed has 27 years of experience in the food industry. He was formerly Vice Chairman and a director of Kellogg Company, the world's leading producer of cereal and a leading producer of convenience foods. From 1996 to 2001, Mr. Reed was Chief Executive Officer, President and a director of Keebler Foods Company. Previously, he was Chief Executive Officer of Specialty Foods Corporation's Western Bakery Group division. He is a director of the Tractor Supply Company. Mr. Reed received a B.A. from Rice University and an M.B.A. from Stanford Graduate School of Business.

        Christopher J. Sobecki.    Mr. Sobecki has been a director of our company since our acquisition by Artal Luxembourg on September 29, 1999. Mr. Sobecki, a Managing Director of The Invus Group, LLC, joined the firm in 1989. He received an M.B.A. from Harvard Business School. He also obtained a B.S. in Industrial Engineering from Purdue University. Mr. Sobecki is a director of WeightWatchers.com, Inc., Financial Technologies International, Inc. and iLife, Inc. He also served as a director of Keebler Foods Company from 1996 to 1998.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

        The following table sets forth for the fiscal years ended January 3, 2004, December 28, 2002 and December 29, 2001 the compensation paid to our President and Chief Executive Officer and to each of the next four most highly compensated executive officers whose total annual salary and bonus was in excess of $100,000.

Summary Compensation Table

Twelve Month Period Compensation
Long-term Compensation Awards, Securities Underlying Options (No. Awarded) Weight Watchers Int'l
Name and principal position	Twelve Months Ended	Salary		Bonus			All Other Compensation(3)
Linda Huett President and Chief Executive Officer	January 3, 2004 December 28, 2002 December 29, 2001	$ $ $	301,868 281,076 250,016	$ $ $	197,000 399,421 425,027	40,000 — —	$ $ $	65,509 55,907 93,497
Ann M. Sardini(1) Vice President, Chief Financial Officer	January 3, 2004 December 28, 2002	$ $	245,662 155,488	$ $	161,000 152,932	20,000 100,000	$ $	44,844 59,215
Richard McSorley Chief Operating Officer, NACO	January 3, 2004 December 28, 2002 December 29, 2001	$ $ $	230,524 215,078 192,534	$ $ $	104,000 215,239 252,034	20,000 — 282,322	$ $ $	53,310 43,891 17,579
Clive Brothers(2) Chief Operating Officer, Europe	January 3, 2004 December 28, 2002 December 29, 2001	$ $ $	245,698 212,463 183,593	$ $ $	151,014 130,432 207,651	20,000 — —	$ $ $	44,117 23,235 30,872
Robert W. Hollweg Vice President, General Counsel and Secretary	January 3, 2004 December 28, 2002 December 29, 2001	$ $ $	189,801 172,998 157,245	$ $ $	85,800 177,226 198,058	10,000 — —	$ $ $	45,500 37,336 51,705
Scott R. Penn Vice President, Australasia	January 3, 2004 December 28, 2002 December 29, 2001	$ $ $	195,665 139,441 117,711	$ $ $	57,562 62,188 94,350	10,000 — —	$ $ $	42,010 10,900 25,759

(1)
Ms. Sardini joined us on April 25, 2002 and therefore her compensation for 2002 only includes approximately eight months.

(2)
Mr. Brothers resigned as an executive officer effective October 8, 2003.

(3)
For the fiscal year ended January 3, 2004, these figures include amounts contributed under our 401(k) savings plan and our non-qualified executive profit sharing plan of $42,077 for Ms. Huett, $23,857 for Mr. Hollweg, $21,001 for Ms. Sardini, and $26,746 for Mr. McSorley. Also included are contributions to the U.K. Pension Plan of $22,113 for Mr. Brothers, and contributions to the Australasia Pension Plan of $27,393 for Mr. Penn, as well as auto lease expense for named executives.

        In December 1999, our Board of Directors adopted our 1999 Stock Purchase and Option Plan under which selected employees are afforded the opportunity to purchase shares of our Common Stock and/or were granted options to purchase shares of our Common Stock. The number of shares available for grant under this plan is 7,058,040 shares of our authorized Common Stock.

        The following table sets forth information regarding options granted during the fiscal year ended January 3, 2004 to the named executive officers under our stock purchase and option plan.

Option Grants
For the Fiscal Year Ended January 3, 2004

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year Ended January 3, 2004(2)	Exercise or Base Price (per share)	Expiration Date	Grant Date Present Value(3)
Linda Huett	40,000	7%	$42.27	January 13, 2008	$638,444
Ann M. Sardini	20,000	4%	$42.27	January 13, 2008	$319,222
Richard McSorley	20,000	4%	$42.27	January 13, 2008	$319,222
Clive Brothers	20,000	4%	$42.27	January 13, 2008	$319,222
Robert Hollweg	10,000	2%	$42.27	January 13, 2008	$159,611
Scott R. Penn	10,000	2%	$42.27	January 13, 2008	$159,611

(1)
Options were granted during the fiscal year ended January 3, 2004 under the terms of our option plan. None of these options were exercised under the plan during the fiscal year ended January 3, 2004. Options are exercisable based on vesting provisions outlined in the option agreement.

(2)
Percentages of total options granted are based on total grants made to all employees during the fiscal year ended January 3, 2004.

(3)
The estimated grant dates present value is determined using the Black-Scholes model. The adjustments and assumptions incorporated in the Black-Scholes model in estimating the value of the grants include the following: (a) the exercise price of the options equals the fair market value of the underlying stock on the date of grant; (b) an option term of 5.0 years; (c) dividend yield of 0% and volatility of 37.4% and (d) a risk free interest rate of 3.2%. The ultimate value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of our Common Stock over the exercise price of the option.

        Under our 1999 Stock Purchase and Option Plan, the Company has the ability to grant stock options, restricted stock, stock appreciation rights and other stock-based awards. Generally, stock options granted under this plan vest and become exercisable in annual increments over five years with respect to one-third of options granted, and the remaining two-thirds of the options vest on the ninth anniversary of the date the options were granted, subject to accelerated vesting upon our achievement of certain performance targets. For each year prior to and including 2003, these performance targets have been met. All new options granted in 2003 under this plan vest and become exercisable in annual increments over one to five years and are not subject to performance targets. In any event, the options become fully vested upon the occurrence of a change in control of our company.

        The following table summarizes our equity compensation plan information as of January 3, 2004.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	4,500,842	$8.19	827,029
Equity compensation plans not approved by security holders	—	—	—

Total	4,500,842	$8.19	827,029

        In April 2000, our Board of Directors adopted the WeightWatchers.com Stock Incentive Plan pursuant to which selected employees were granted options to purchase shares of WeightWatchers.com common stock. The number of shares available for grant under this plan is 400,000 shares of authorized common stock of WeightWatchers.com. No options were granted during the fiscal year ended January 3, 2004 to the named executive officers under the WeightWatchers.com Stock Incentive Plan.

        Under our WeightWatchers.com Stock Incentive Plan, the Company has the ability to grant stock options, restricted stock, stock appreciation rights and other stock-based awards on shares of WeightWatchers.com common stock. Generally, stock options under the plan vest in annual increments over five years upon our achievement of certain performance targets. These options are not exercisable until the earlier to occur of (1) six months after the tenth anniversary of the date the option was granted; and (2) a public offering of WeightWatchers.com common stock or a private sale of the stock in which an employee holding stock is entitled to participate under the terms of the sale participation agreement entered into with Artal Luxembourg.

        The following tables set forth the number and value of securities underlying unexercised options held by each of our executive officers listed on the Summary Compensation Table above as of January 3, 2004. None of our executive officers exercised any WeightWatchers.com options and they do not have any stock appreciation rights.

Aggregated Options
Values as of January 3, 2004

	Fiscal Year Ended January 3, 2004 Shares		Number of Weight Watchers Securities Underlying Unexercised Options at December 28, 2002		Value of Weight Watchers Unexercised In-The-Money Options at January 3, 2004
Name	Acquired in Exercise (#)	Values Realized	Exercisable (#)	Unexercisable (#)	Exercisable	Unexercisable
Linda Huett	105,000	$4,106,433	263,195	95,288	$9,700,052	$2,037,639
Ann M. Sardini	—	—	20,000	100,000	$53,200	$212,800
Richard McSorley	33,562	$1,240,126	132,891	123,519	$4,643,544	$3,617,213
Clive Brothers	126,000	$4,428,410	98,679	57,643	$3,636,815	$1,387,333
Robert W. Hollweg	91,000	$3,558,909	153,679	47,643	$5,663,840	$1,387,333
Scott R. Penn	65,875	$2,551,668	42,348	47,643	$1,560,736	$1,387,333
	Number of WeightWatchers.com Securities Underlying Unexercised Options at January 3, 2004		Value of WeightWatchers.com In-The-Money Options at January 3, 2004(*)		Number of Heinz Securities Underlying Unexercised Options at January 3, 2004		Value of Heinz In-The-Money Options at January 3, 2004
Name	Exercisable (#)	Unexercisable (#)	Exercisable (#)	Unexercisable (#)	Exercisable (#)	Unexercisable (#)	Exercisable (#)	Unexercisable (#)
Linda Huett	9,961	1,424	N/A	N/A	40,000	—	—	—
Ann M. Sardini	—	—	—	—	—	—	—	—
Richard McSorley	—	—	—	—	—	—	—	—
Clive Brothers	9,961	1,424	N/A	N/A	40,000	—	—	—
Robert W. Hollweg	9,961	1,424	N/A	N/A	—	—	—	—
Scott R. Penn	9,961	1,424	N/A	N/A	—	—	—	—

(*)
The value of WeightWatchers.com options is not currently calculable as the underlying securities are not publicly traded.

Compensation and Benefits Committee Report on Executive Compensation Programs

        The Company's Compensation and Benefits Committee oversees the compensation programs of the Company, with particular attention to the compensation for its president and chief executive officer and the other executive officers. It is the responsibility of the Company's Compensation and Benefits Committee to review and recommend to the Board of Directors for approval changes to the Company's compensation policies and benefits programs, to administer the Company's stock plans, including recommendations to the Board of Directors approving stock option grants to executive officers and other stock option grants, and to otherwise ensure that the Company's compensation philosophy is consistent with the best interests of the Company and is properly implemented.

        The Company's compensation philosophy is to (1) provide a competitive total compensation package that enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals, and (2) directly link compensation to improvements in the Company's financial and operational performance.

        Total compensation is comprised of a base salary plus both cash and non-cash incentive compensation, and is based on the Company's financial performance and other factors, and is delivered through a combination of cash and equity-based awards. This approach results in overall compensation levels which follow the Company's financial performance.

        The Company's Compensation and Benefits Committee reviews each executive officer's base salary annually. In determining appropriate base salary levels, consideration is given to the officer's impact level, scope of responsibility, prior experience, past accomplishments and data on prevailing compensation levels in relevant executive labor markets.

        The president and chief executive officer participates in the same programs and receives compensation based on the same factors as the other executive officers. In addition, the Compensation and Benefits Committee considered the status of the president and chief executive officer as the Company's most senior officer and the important role she has in achieving overall corporate goals. The president and chief executive officer's overall compensation therefore reflects this greater degree of policy and decision-making authority, and the higher level of responsibility with respect to the strategic direction and financial and operational results of the Company.

        The Company's Compensation and Benefits Committee believes that granting stock options provides officers with a strong economic interest in maximizing shareholder returns over the longer term. The Company believes that the practice of granting stock options is important in retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success.

March 29, 2004

Respectfully submitted,
Compensation and Benefits Committee Raymond Debbane Sacha Lainovic

Director Compensation

        Our executive director and our directors who are associated with The Invus Group do not receive compensation. Mr. Reed, Ms. Evans and Mr. Bard will receive: (1) annual compensation in the amount of $30,000, paid quarterly, half in cash and half in our Common Stock; (2) $1,000 per Audit Committee meeting; (3) options for 2,000 shares of our Common Stock per year, with the second grant on February 6, 2003 for Mr. Reed and Ms. Evans and November 12, 2003 for Mr. Bard, at an exercise price equal to the closing price of our Common Stock on the day that the options are granted, the options have a five year life and vest one year after the grant date; and (4) reimbursement of reasonable out-of-pocket expenses associated with a director's role on the Board of Directors.

Executive Savings and Profit Sharing Plan

        The Company sponsors a savings plan for salaried and eligible hourly employees. This defined contribution plan provides for employer matching contributions up to 100% of the first 3% of an employee's eligible compensation. The savings plan also permits employees to contribute between 1% and 13% of eligible compensation on a pre-tax basis.

        The savings plan also contains a profit sharing component for full-time salaried employees that are not key management personnel, which provides for a guaranteed monthly employer contribution for each participant based on the participant's age and a percentage of the participant's eligible compensation. In addition, the profit sharing plan has a supplemental employer contribution component, based on our achievement of certain annual performance targets, and a discretionary contribution component.

        The Company also established an executive profit sharing plan, which provides a non-qualified profit sharing plan for key management personnel who are not eligible to participate in our profit sharing plan. This non-qualified profit sharing plan has similar features to our profit sharing plan.

Continuity Agreements

Purpose; Covered Executives.

        The Board of Directors has determined that it is in the best interests of our shareholders to reinforce and encourage the continued attention and dedication of our key executives to their duties with us, without personal distraction or conflict of interest in circumstances that could arise in connection with any change of ownership or control of the Company. Therefore, in October 2003, the Company entered into continuity agreements with the following executives: Linda Huett, Ann Sardini, Robert Hollweg, and certain other executive officers. These agreements contain terms that are substantially similar to each other, except where described below.

Term of Agreements.

        These agreements have an initial term of three years from the date of execution, and continue to renew annually thereafter unless either party provides 180-day advance written notice to the other party that the term of the agreement will not renew. However, upon the occurrence of a "change in control" (as defined in the agreements), the term of the agreement may not terminate until the second anniversary of the date of the change of ownership or control of the Company.

Severance Payments and Benefits.

        If, within two years following a change of ownership or control of the Company, an executive's employment is terminated without cause by us or for good reason by the executive (as such terms are defined in the agreements), the following executives will receive the following payments and benefits:

  •
  Ms. Huett, Ms. Sardini and Mr. Hollweg are entitled to receive the following:

  (i)
  A lump sum cash payment equal to three times the sum of (x) the executive's annual base salary on the date of the change in control (or, if higher, the annual base salary in effect immediately prior to the giving of the notice of termination) and (y) the executive's target annual bonus (the "target bonus") in respect of the fiscal year of the Company (a "fiscal year") in which the termination occurs (or, if higher, the average annual bonus actually earned by the executive in respect of the three full fiscal years prior to the year in which the notice of termination is given) under our bonus plan;

  (ii)
  A lump sum cash payment equal to the sum of (w) the executive's unpaid base salary and vacation days accrued through the date of termination, (x) the unpaid portion, if any, of bonuses previously earned by the executive pursuant to our bonus plan, (y) in respect of the fiscal year in which the date of termination occurs, the higher of (i) the pro rata portion of the executive's target bonus and (ii) if the Company is exceeding the performance targets established under our bonus plan for such fiscal year as of the date of termination, the executive's actual annual bonus payable under our bonus plan based upon such achievement (this pro rata portion in either case calculated from January 1 of such year through the date of termination) (the "pro rata bonus"), and (z) any other compensation previously deferred (excluding qualified plan deferrals by the executive under or into our benefit plans);

  (iii)
  Continued medical, dental, vision, and life insurance coverage (excluding accidental death and disability insurance) ("welfare benefit coverage") for the executive and the executive's eligible dependents or, to the extent welfare benefit coverage is not commercially available, such other welfare benefit coverage reasonably acceptable to the executive, on the same basis as in effect prior to the executive's termination, for a period ending on the earlier of (x) the third anniversary of the date of termination (this period, the "continuation period") and (y) the commencement of comparable welfare benefit coverage by the executive with a subsequent employer;

  (iv)
  Continued provision of the perquisites the executive enjoyed prior to the date of termination for a period ending on the earlier of (x) the end of the continuation period and (y) the receipt by the executive of comparable perquisites from a subsequent employer;

  (v)
  Immediate 100% vesting of all outstanding stock options, stock appreciation rights, phantom stock units and restricted stock granted or issued by us prior to, on or upon the change in control (to the extent not previously vested on or following the change in control);

  (vi)
  Additional Company contributions to our qualified defined contribution plan and any other retirement plans in which the executive participated prior to the date of termination during the continuation period; provided, however, that where such contributions may not be provided without adversely affecting the qualified status of such plan or where such contributions are otherwise prohibited by any such plans, the executive shall instead receive an additional lump sum payment equal to the contributions that would have been made during the continuation period if the executive had remained employed with us during such period;

  (vii)
  All other accrued or vested benefits in accordance with the terms of any applicable Company plan, which vested benefits shall include the executive's otherwise unvested account balances in our qualified defined contribution plan, which shall become vested as of the date of termination; and

  (viii)
  If requested by the executive, outplacement services will be provided by a professional outplacement provider selected by the executive at a cost to us of not more than $30,000.

  •
  Certain other executive officers are entitled to receive all of the same payments and benefits described above, with the following differences:

•
the severance multiple in clause (i) above is reduced to two;

•
the period of time during which welfare benefit coverage is provided as described in clause (iii) above, and which perquisites are provided as described in clause (iv) above, is reduced to the earlier of (x) the second anniversary of the date of termination of employment and (y) the commencement of comparable welfare benefit coverage and perquisites, respectively, by the executive with a subsequent employer;

•
the contributions made by us into our qualified defined contribution plan and any other retirement plans in which the executives participated (or lump sum payments in respect thereof), as described in clause (vi) above, shall only be in respect of the same period in respect of which comparable welfare benefit coverage is provided, as described in clause (b) above; and

•
the cost of outplacement services provided to the executives as described in clause (viii) above shall not be more than $15,000.

Excess Parachute Payment Excise Taxes.

        If (i) it is determined that the payments and benefits provided under the agreements or otherwise in the aggregate (a "parachute payment") would be subject to the excise tax imposed under the U.S. Internal Revenue Code, and the aggregate value of the parachute payment exceeds a certain threshold amount, calculated under the U.S. Internal Revenue Code (the ("base amount") by 5% or less, then (ii) the parachute payment will be reduced to the extent necessary so that the aggregate value of the parachute payment is equal to an amount that is less than such threshold amount; provided, however, that if the aggregate value of the parachute payment exceeds the threshold amount by more than 5%, then the executive will be entitled to receive an additional payment or payments in an amount such that, after payment by the executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any excise tax, imposed upon this payment, the executive retains an amount equal to the excise tax imposed upon the parachute payment.

Compensation and Benefits Committee Interlocks and Insider Participation

        None of the Company's executive officers has served as a director or member of the compensation and benefits committee, or other committee serving an equivalent function, of any entity of which an executive officer is expected to serve as a member of the Company's Compensation and Benefits Committee.

STOCK PERFORMANCE GRAPH

        The following graph sets forth the cumulative return on the Company's stock from November 14, 2001, the date on which the Company's stock commenced trading on the New York Stock Exchange, through January 3, 2004, as compared to the cumulative return of the Standard and Poor's 500 Index (the "S&P 500 Index") and the cumulative return of the Standard and Poor's MidCap 400 Index (the "S&P MidCap 400 Index").

        The Company selected the S&P 500 Index because it is a broad index of the equity markets. The Company selected the S&P's MidCap 400 Index, which is comprised of issuers having a similar market capitalization with the Company, because it believes that there are no other lines of business or published industry indices or peer groups that provide a more meaningful comparison of the cumulative return of its stock.

        The graph assumes that $100 was invested on November 14, 2001 in each of (1) the Company's Common Stock, (2) The S&P 500 Index and (3) the S&P MidCap 400 Index and that all dividends were reinvested.

	Cumulative Total Return
	11/14/01	12/29/01	12/28/02	1/3/04
Weight Watchers International, Inc.	$100.00	$139.17	$188.96	$162.42
S&P 500 Index	$100.00	$101.74	$76.71	$97.13
S&P MidCap 400	$100.00	$107.14	$88.99	$119.92

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shareholders' Agreements

        Shortly after the Company's acquisition by Artal Luxembourg, the Company entered into a shareholders' agreement with Artal Luxembourg and Merchant Capital, Inc., Richard and Heather Penn, Longisland International Limited, Envoy Partners and Scotiabanc, Inc. relating to their rights with respect to our Common Stock held by parties, other than Artal Luxembourg. Without the consent of Artal Luxembourg, transfers of our Common Stock by these shareholders are restricted with certain exceptions. Subsequent transferees of our Common Stock must, subject to limited exceptions, agree to be bound by the terms and provisions of the agreement. Additionally, this agreement provides the shareholders with the right to participate pro rata in certain transfers of our Common Stock by Artal Luxembourg and grants Artal Luxembourg the right to require the other shareholders to participate on a pro rata basis in certain transfers of our Common Stock by Artal Luxembourg.

Registration Rights Agreement

        Simultaneously with the closing of our acquisition by Artal Luxembourg, the Company entered into a registration rights agreement with Artal Luxembourg and Heinz. The registration rights agreement grants Artal Luxembourg the right to require us to register shares of our Common Stock for public sale under the Securities Act (1) upon demand and (2) in the event that the Company conducts certain types of registered offerings. Heinz has sold all shares of our Common Stock and accordingly no longer has any rights under this agreement. Merchant Capital, Inc., Richard and Heather Penn, Long Island International Limited, Envoy Partners and Scotiabanc, Inc. became parties to this registration rights agreement under joinder agreements, and each acquired the right to require us to register and sell their stock in the event that the Company conducts certain types of registered offerings.

Corporate Agreement

        The Company has entered into a corporate agreement with Artal Luxembourg. The Company has agreed that, so long as Artal Luxembourg beneficially owns 10% or more, but less than a majority of our then outstanding voting stock, Artal Luxembourg will have the right to nominate a number of directors approximately equal to that percentage multiplied by the number of directors on our board. This right to nominate directors will not restrict Artal Luxembourg from nominating a greater number of directors.

        The Company has agreed with Artal Luxembourg that both the Company and Artal Luxembourg have the right to:

  •
  engage in the same or similar business activities as the other party;

  •
  do business with any customer or client of the other party; and

  •
  employ or engage any officer or employee of the other party.

        Neither Artal Luxembourg nor the Company, nor our respective related parties, will be liable to each other as a result of engaging in any of these activities.

        Under the corporate agreement, if one of our officers or directors who also serves as an officer, director or advisor of Artal Luxembourg becomes aware of a potential transaction related primarily to the group education-based weight-loss business that may represent a corporate opportunity for both Artal Luxembourg and us, the officer, director or advisor has no duty to present that opportunity to Artal Luxembourg, and the Company will have the sole right to pursue the transaction if our board so determines. If one of our officers or directors who also serves as an officer, director or advisor of Artal Luxembourg becomes aware of any other potential transaction that may represent a corporate opportunity for both Artal Luxembourg and us, the officer or director will have a duty to present that opportunity to Artal Luxembourg, and Artal Luxembourg will have the sole right to pursue the transaction if Artal Luxembourg's board so determines. If one of our officers or directors who does not serve as an officer, director or advisor of Artal Luxembourg becomes aware of a potential transaction that may represent a corporate opportunity for both Artal Luxembourg and us, neither the officer nor the director nor the Company have a duty to present that opportunity to Artal Luxembourg, and the Company may pursue the transaction if our board so determines.

        If Artal Luxembourg transfers, sells or otherwise disposes of our then outstanding voting stock, the transferee will generally succeed to the same rights that Artal Luxembourg has under this agreement by virtue of its ownership of our voting stock, subject to Artal Luxembourg's option not to transfer those rights.

WeightWatchers.com Note

        On September 10, 2001, the Company amended and restated our loan agreement with WeightWatchers.com, increasing the aggregate commitment thereunder to $34.5 million. The note bears interest at 13% per year, beginning on January 1, 2002, which interest, except as set forth below, is paid semi-annually starting on March 31, 2002. All principal outstanding under this note is payable in six semi-annual installments, starting on March 31, 2004. The note may be prepaid at any time in whole or in part, without penalty. In 2003, the Company received a $5.0 million early loan payment from WeightWatchers.com, which reduced the principal balance outstanding to $29.5 million at January 3, 2004. As WeightWatchers.com is an equity investee, and the Company has been the only entity providing funding through fiscal year 2001, the Company reduced our loan receivable balances by 100% of WeightWatchers.com's losses. Additionally, the remaining loan receivable balances were reviewed for impairment on a quarterly basis and, accordingly, during fiscal 2001 the Company recorded a full valuation allowance against the remaining balances.

WeightWatchers.com Warrant Agreements

        Under the warrant agreements that the Company entered into with WeightWatchers.com, the Company has received warrants to purchase an additional 6,394,997 shares of WeightWatchers.com's common stock in connection with the loans that the Company made to WeightWatchers.com under the note described above. These warrants will expire from November 24, 2009 to September 10, 2011 and may be exercised at a price of $7.14 per share of WeightWatchers.com's common stock until their expiration. The Company owns 19.9% of the outstanding common stock of WeightWatchers.com, or approximately 37% on a fully diluted basis (including the exercise of all options and all the warrants the Company owns in WeightWatchers.com).

Collateral Assignment and Security Agreement

        In connection with the WeightWatchers.com note, the Company entered into a collateral assignment and security agreement whereby the Company obtained a security interest in the assets of WeightWatchers.com. Our security interest in those assets will terminate when the note has been paid in full.

WeightWatchers.com Intellectual Property License

        The Company has entered into an amended and restated intellectual property license agreement with WeightWatchers.com that governs WeightWatchers.com's right to use our trademarks and materials related to the Weight Watchers program.

        The amended and restated license agreement grants WeightWatchers.com the exclusive right to (1) use any of our trademarks, service marks, logos, brand names and other business identifiers as part of a domain name for a website on the Internet; (2) use any of the domain names the Company owns; (3) use any of our trademarks on the Internet and any other similar or related forms of interactive digital transmission that now exists or may be developed later (provided that the Company and our affiliates, franchisees, and licensees other than WeightWatchers.com can continue using the trademarks in connection with online advertising and promotion of activities conducted offline); and (4) use any materials related to the Weight Watchers program, including any text, artwork and photographs, and advertising, marketing and promotional materials on the Internet. The license agreement also grants WeightWatchers.com a non-exclusive right to (1) use any of our trademarks to advertise any approved activities that relate to its online weight-loss business; and (2) create derivative works. All rights granted to WeightWatchers.com must be used solely in connection with the conduct of its online weight-loss business.

        Beginning in January 2002, WeightWatchers.com began paying us a royalty of 10% of the net revenues it earns through its online activities. For fiscal 2003 and 2002, the Company earned royalties of $7.1 million and $4.2 million, respectively.

        The Company retains exclusive ownership of all of the trademarks and materials that the Company licenses to WeightWatchers.com and of the derivative works created by WeightWatchers.com.

        All of the rights granted to WeightWatchers.com in the license agreement are subject to our pre-existing agreements with third parties, including franchisees.

        The license agreement provides us with control over the use of our intellectual property. In particular, the Company has the right to approve WeightWatchers.com e-commerce activities, any materials, sublicenses, communication to consumers, products, privacy policy, marketing programs and materials publicly displayed on the Internet. These controls are designed to protect the value of our intellectual property.

        WeightWatchers.com and the Company will jointly own user data collected through the website and both parties are required to adhere to the site's privacy policy.

WeightWatchers.com Service Agreement

        Simultaneously with the signing of the amended and restated intellectual property license, the Company entered into a service agreement with WeightWatchers.com, under which WeightWatchers.com provides the following types of services:

  •
  information distribution services, which include the hosting, displaying and distributing on the Internet of information relating to us and our affiliates and franchisees;

  •
  marketing services, which include the hosting, displaying and distributing on the Internet of information relating to our products and services such as classroom meetings, the Weight Watchers Magazine and At Home and similar products and services from our affiliates and franchisees; and

  •
  customer communication services, which include establishing a means by which customers can communicate with us on the Internet to ask questions related to our products and services and the products and services of our affiliates and franchisees.

        The Company is required to pay for all expenses incurred by WeightWatchers.com directly attributable to the services it performs under this agreement, plus a fee of 10% of those expenses. In fiscal 2003 and 2002, service fees incurred by us to WeightWatchers.com were $2.0 million and $1.9 million, respectively.

WeightWatchers.com Shareholders' Agreement

        The Company entered into a shareholders' agreement with WeightWatchers.com, Inc., Artal Luxembourg and Heinz that governs our and Artal Luxembourg's relationship with

WeightWatchers.com as holders of our Common Stock. Heinz has sold all of its shares in WeightWatchers.com back to WeightWatchers.com and thus no longer has any rights under this agreement. Subsequent transferees of ours and of Artal Luxembourg must, except for some limited exceptions, agree to be bound by the terms and provisions of the agreement.

        The shareholders' agreement imposes on us restrictions on the transfer of common stock of WeightWatchers.com until the earlier to occur of (1) September 29, 2004 and (2) WeightWatchers.com's initial public offering of common stock under the Securities Act, except for certain exceptions. The Company has the right to participate pro rata in certain transfers of common stock of WeightWatchers.com by Artal Luxembourg, and Artal Luxembourg has the right to require us to participate on a pro rata basis in certain transfers of WeightWatchers.com's common stock by it.

WeightWatchers.com Registration Rights Agreement

        The Company has entered into a registration rights agreement with WeightWatchers.com, Artal Luxembourg and Heinz with respect to our shares in WeightWatchers.com. Heinz has resold all of its shares in WeightWatchers.com back to WeightWatchers.com and thus no longer has any rights under this agreement. The registration rights agreement grants Artal Luxembourg the right to require WeightWatchers.com to register its shares of WeightWatchers.com common stock upon demand and also grants us and Artal Luxembourg rights to register and sell shares of WeightWatchers.com's common stock in the event WeightWatchers.com conducts certain types of registered offerings.

Nellson Co-Pack Agreement

        The Company entered into an agreement with Nellson Nutraceutical, a former subsidiary of Artal Luxembourg, to purchase snack bar and powder products manufactured by Nellson Nutraceutical for sale at our meetings. On October 4, 2002, Nellson Nutraceutical was sold by Artal Luxembourg and at such time, Nellson Nutraceutical was no longer considered a related party. Under the agreement, Nellson Nutraceutical agreed to produce sufficient snack bar products to fill our purchase orders within 30 days of Nellson Nutraceutical's receipt of these purchase orders, and the Company is not bound to purchase a minimum quantity of snack bar products. The Company purchased $24.4 million, and $18.7 million, respectively, of products from Nellson Nutraceutical during the fiscal years ended December 28, 2002 and December 29, 2001, respectively. The term of the agreement runs through December 31, 2004, and the Company has the option to renew the agreement for successive one-year periods by providing written notice to Nellson Nutraceutical.

OTHER MATTERS

Other Matters

        The Board of Directors knows of no other business that will be presented to the Annual Meeting for a vote. If other matters properly come before the Annual Meeting, the persons named as proxies will vote on them in accordance with their discretion.

Section 16(a) Beneficial Ownership Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of our Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all such filings. Based on our review of the copies of such filings received by us with respect to the fiscal year ended January 3, 2004 and written representations from certain Reporting Persons, we believe that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended January 3, 2004, except that one late

Form 3 was filed by Westend S.A. to report its indirect beneficial ownership of more than 10% of our Common Stock through its acquisition of Artal Group S.A.

Shareholder Proposals and Director Nominations

        The Company currently intends to hold our next annual meeting in May 2005. Pursuant to the Company's Bylaws, shareholders who intend to present proposals for consideration at the Company's 2005 Annual Meeting of Shareholders must give written notice to the Secretary of the Company at our principal executive offices no later than the close of business on December 9, 2004 (the one hundred twentieth (120th) day prior to the first anniversary of the date of this proxy statement) and no earlier than the close of business on November 9, 2004 (the one hundred fiftieth (150th) day prior to the first anniversary of the date of this proxy statement). In addition, pursuant to Securities and Exchange Commission regulations, shareholders who intend to present proposals for consideration at the 2005 Annual Meeting and who request to have their proposals included in the Company's proxy statement and proxy for that meeting, must be certain that their proposals are received by the Secretary of the Company at our principal executive offices no later than the close of business on December 9, 2004 (the one hundred twentieth (120th) day prior to the first anniversary of the date of this proxy statement). All notices must contain such information as required under the Company's Bylaws. In addition, all shareholder proposals requested to be included in the Company's proxy statement and proxy much also comply with the federal securities laws in order to be included in the Company's proxy statement and proxy for the 2005 Annual Meeting. Copies of the Company's Bylaws may be obtained free of charge from the Secretary.

Shareholders of Record with Multiple Accounts

        Securities and Exchange Commission rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as "householding". While the Company does not household in mailings to its shareholders of record, a number of brokerage firms with account holder who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder's address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report he or she should notify his or her broker. Any shareholder can receive a copy of the Company's proxy statement and annual report by contacting the Company at Weight Watchers International, Attn: Corporate Secretary, 175 Crossways Park West, Woodbury, NY 11797, (516) 390-1400. Similarly, if a shareholder shares an address with another shareholder and has received multiple copies of the Company's proxy statement or annual report, he or she may write or call the Company at the above address or phone number to request a single copy of these materials.

Annual Report

        The Annual Report to Shareholders covering the Company's fiscal year ended January 3, 2003 has been mailed together with the proxy solicitation material. The Annual Report does not form any part of the material for the solicitation of proxies.

                      Robert W. Hollweg
                      Secretary

                      Dated: April 8, 2004

Appendix A

WEIGHT WATCHERS INTERNATIONAL, INC.
2004 STOCK INCENTIVE PLAN

1.     Purpose of the Plan

        The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees, directors, advisors and consultants and to motivate such employees, directors, advisors and consultants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors, advisors and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.     Definitions

        The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

  (a)
  "Act" means The Securities Exchange Act of 1934, as amended, or any successor thereto.

  (b)
  "Affiliate" means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company or an Affiliate has a direct or indirect equity interest of at least twenty percent (20%), measured by reference to vote or value.

  (c)
  "Award" means an Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award granted pursuant to the Plan.

  (d)
  "Beneficial Owner" means "Beneficial Owner" as defined under Rule 13d-3 of the Act.

  (e)
  "Board" means the Board of Directors of the Company.

  (f)
  "Change in Control" means the occurrence of any of the following events:

            (i)    any "Person" or "Group", in each case within the meaning of Section 13(d)(3) or 14(d)(2) of the Act (other than the Company or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the "Beneficial Owner" of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, any circumstance in which such beneficial ownership resulted from any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlling, controlled by, or under common control with, the Company;

            (ii)   a change in the composition of the Board since the Effective Date, such that the individuals who, as of such date, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or Entity other than the Board shall not be deemed a member of the Incumbent Board;

            (iii)  a reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") involving the Company, unless securities representing 51% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

            (iv)  the sale, transfer or other disposition of all or substantially all of the assets of the Company or the liquidation or dissolution of the Company;

    if and only if, as a result of any of the foregoing events set forth in clause (i), (ii) or (iii), any Person or Group, other than Artal or any of its affiliates, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of its then outstanding securities entitled to vote in the election of members of the Board. For purposes of this definition, "Artal" means Artal Luxembourg S.A.

  (g)
  "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

  (h)
  "Committee" means the Compensation Committee of the Board.

  (i)
  "Company" means Weight Watchers International, Inc., a Virginia corporation.

  (j)
  "Effective Date" means the date the Board approves the Plan.

  (k)
  "Employment" means (i) a Participant's employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant's services as a consultant, if the Participant is consultant to the Company or any of its Affiliates and (iii) a Participant's services as an non-employee director, if the Participant is a non-employee member of the Board or the board of directors of an Affiliate; provided however that unless otherwise determined by the Board, a change in a Participant's status from employee to non-employee (other than a director of the Company or an Affiliate) shall constitute a termination of employment hereunder.

  (l)
  "Fair Market Value" means, on a given date, (i) if there should be a public market for the Shares on such date, the average of the closing prices of the Shares over the last five trading days including the date of the grant on the New York Stock Exchange or such other national securities exchange on which the Shares are traded, or, (ii) if the Shares are not listed or admitted on any national securities exchange, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted)(the "NASDAQ"), or, (iii) if no sale of Shares shall have been reported on the New York Stock Exchange (or other national securities exchange) or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (iv) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Board in good faith.

  (m)
  "ISO" means an Option that is also an incentive stock option granted pursuant to Section 6(e).

  (n)
  "Other Stock-Based Awards" means awards granted pursuant to Section 9.

  (o)
  "Option" means a stock option granted pursuant to Section 6.

  (p)
  "Option Price" means the purchase price per Share of an Option, as determined pursuant to Section 6(a).

  (q)
  "Participant" means an employee, prospective employee, director, advisor or consultant of the Company or an Affiliate who is selected by the Board to participate in the Plan.

  (r)
  "Performance-Based Awards" means certain Other Stock-Based Awards granted pursuant to Section 9(b).

  (s)
  "Plan" means the Weight Watchers International, Inc. 2004 Stock Incentive Plan, as amended from time to time.

  (t)
  "Restricted Stock" means any Share granted pursuant to Section 8.

  (u)
  "Shares" means shares of common stock of the Company, $.01 par value per share.

  (v)
  "Stock Appreciation Right" means a stock appreciation right granted pursuant to Section 7.

  (w)
  "Subsidiary" means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3.     Shares Subject to the Plan

        The total number of Shares that may be issued under the Plan is 2.5 million. The maximum number of Shares with respect to which Awards may be granted during a calendar year to any Participant shall be 500,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards (or portions thereof) that terminate or lapse without the payment of consideration may be granted again under the Plan.

4.     Administration

  (a)
  The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), "outside directors" within the meaning thereof. In addition, the Board may delegate the authority to grant Awards under the Plan to any employee or group of employees of the Company or an Affiliate; provided that such grants are consistent with guidelines established by the Board from time to time and the Plan.

  (b)
  The Board shall have the full power and authority to make, and establish the terms and conditions of, any Award to any person eligible to be a Participant, consistent with the provisions of the Plan, and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). Awards may, in the discretion of the Board, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates, or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan under Section 3.

  (c)
  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan, and may delegate such authority, as it deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).

  (d)
  The Board shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award. Unless the Board specifies otherwise, a Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares (subject to any holding periods the Board may impose) or (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding rate from any Shares that would have otherwise been received by the Participant.

5.     Limitations

  (a)
  No Award may be granted under the Plan after the tenth anniversary of the meeting of shareholders of the Company at which the Plan is approved, unless and until such shareholders re-approve the material terms of the Plan in accordance with the requirements Section 162(m) of the Code and any regulations promulgated thereunder; however, Awards granted prior to such tenth anniversary may extend beyond that such tenth anniversary.

  (b)
  Neither the Option Price of an Option nor the exercise price of any Stock Appreciation Right, once granted hereunder, may be repriced.

6.     Terms and Conditions of Options

        Options granted under the Plan shall be, as determined by the Board, non-qualified or incentive stock options (within the meaning of Section 422 of the Code) for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Board shall determine:

  (a)
  Option Price.    The Option Price shall be determined by the Board, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted.

  (b)
  Exercisability.    Options granted under the Plan shall be exercisable at such time(s) and upon such terms and conditions as may be determined by the Board, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as may be provided pursuant to Section 15.

  (c)
  Exercise of Options.    Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of exercise is received by the Company from the Participant, together with provision for payment of the aggregate Option Price in accordance with this Section 6(c). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company, as designated by the Board, pursuant to one or more of the following methods: (i) in cash or its equivalent (e.g., by check or wire transfer); (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Board; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Board in order to avoid adverse accounting treatment applying generally accepted accounting principles); (iii) partly in cash and partly in such Shares or (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased, in each case in accordance with applicable laws. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full the aggregate Option Price for such Shares (and satisfied any tax withholding requirements) and, if applicable, has satisfied any other conditions imposed by the Board pursuant to the Plan.

  (d)
  Deferral.    In the sole discretion of the Board, in accordance with procedures established by the Board and otherwise to the extent permitted by applicable law, the Participant may be permitted to defer the issuance of Shares deliverable upon the exercise of an Option for a specified period or until a specified date.

  (e)
  ISOs.    The Board may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the tenth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition, and the Company and the Participant shall cooperate to ensure all applicable withholding and other taxes are paid. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Board, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

  (f)
  Attestation.    Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay an Option Price or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

7.     Terms and Conditions of Stock Appreciation Rights

  (a)
  Grants.    The Board may grant (i) a Stock Appreciation Right (as defined in clause (b) below) independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Board may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

  (b)
  Terms.    The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Board but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that notwithstanding the foregoing, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. A "Stock Appreciation Right" granted independently of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share of the Stock Appreciation Right, multiplied by (ii) the number of Shares covered by the Stock Appreciation Right. A "Stock Appreciation Right" granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised (but exercisable) Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price, multiplied by (ii) the number of Shares covered by the related Option, or portion thereof, which is surrendered. Payment of any exercised Stock Appreciation Rights shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Board. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Board should so determine, the number of Shares will be rounded downward to the next whole Share.

  (c)
  Limitations.    The Board may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem appropriate.

8.     Restricted Stock

  (a)
  Grant.    Subject to the provisions of the Plan, the Board shall determine the number of Shares of Common Stock to be granted to each Participant, the duration of the period during which any restrictions may remain imposed on such shares, and the conditions, if any, under which, this "Restricted Stock" may be forfeited to the Company, and any other terms and conditions of such Restricted Stock as the Board may determine in its sole discretion.

  (b)
  Transfer Restrictions.    Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. After the lapse of the restrictions applicable to such

    Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

  (c)
  Dividends.    Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to the vesting of the Restricted Stock pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted Stock, as determined by the Board in its sole discretion.

  (d)
  Performance-Based Grants.    Notwithstanding anything to the contrary herein, certain Shares of Restricted Stock granted under this Section 8 may, at the discretion of the Board, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). The restrictions applicable to such Restricted Stock shall lapse based wholly or partially on the attainment of written performance goals approved by the Board for a performance period established by the Board (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the criteria set forth in Section 9(b) below. The Board shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the Shares.

9.     Other Stock-Based Awards

  (a)
  Generally.    The Board, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Board shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may also include dividend equivalent rights. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Board shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). The maximum amount of Other Stock-Based Awards that may be granted during a calendar year to any Participant shall be: (x) with respect to Other Stock-Based Awards that are denominated or payable in Shares, 500,000 Shares and (y) with respect to Other Stock-Based Awards that are not denominated or payable in Shares, $1 million.

  (b)
  Performance-Based Awards.    Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) ("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Board for a performance period established by the Board (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders' equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Board shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Board shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Board. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Board. The amount of the Performance-Based Award determined by the Board for a performance period shall be paid to the Participant at such time as determined by the Board in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Board and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

10.   Adjustments Upon Certain Events

        Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

  (a)
  Generally.    In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Board in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards (including limits established for Restricted Stock or Other Stock-Based Awards) may be granted during a calendar year to any Participant, (iii) the Option Price or exercise price of any Stock Appreciation Right and/or (iv) any other affected terms of such Awards.

  (b)
  Change in Control.    In the event of a Change in Control after the Effective Date, the Board may, but shall not be obligated to, (A) accelerate, vest or cause the restrictions to lapse with respect to, all or any portion of an Award or (B) cancel Awards for fair value (as determined in the sole discretion of the Board) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market

    Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights or (C) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Board in its sole discretion or (D) provide that for a period of at least 10 business days prior to the Change in Control, such Options shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options shall terminate and be of no further force and effect.

11.   No Right to Employment or Awards

        The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the Employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Board's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

12.   Successors and Assigns

        The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

13.   Nontransferability of Awards

        Unless otherwise determined by the Board, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

14.   Amendments or Termination

        The Board or the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Shares of Restricted Stock or Other Stock-Based Awards that may be awarded hereunder, or the maximum number of Shares for which Awards may be granted to any Participant, (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) to Section 5(b), relating to repricing of Options or Stock Appreciation Rights, to permit such repricing; provided, however, that the Board may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

15.   International Participants

        With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) "covered employees" within the meaning of Section 162(m) of the Code, the Board may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate.

16.   Other Benefit Plans

        All Awards shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

17.   Choice of Law

        The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws, and except as otherwise provided in the pertinent Award agreement, any and all disputes between a Participant and the Company or any Affiliate relating to an Award shall be brought only in a state or federal court of competent jurisdiction sitting in Manhattan, New York.

18.   Effectiveness of the Plan

        The Plan shall be effective as of the Effective Date, subject to the approval of the shareholders of the Company.

Appendix B

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

PURPOSE

        The Audit Committee (the "Committee") shall provide assistance to the Board of Directors (the "Board") in fulfilling their oversight responsibility to the shareholders, potential shareholders, and investment community, relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Committee's primary duties and responsibilities are to:

  •
  Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

  •
  Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

  •
  Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

  •
  Oversee the quality and integrity of the Corporation's financial statements and the performance of the Corporation's independent auditors.

  •
  Prepare such reports that Securities and Exchange Commission rules may require to be included in the Corporation's annual proxy statement.

  Note: The Corporation's management is responsible for preparing the Corporation's financial statements and the Corporation's independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities.    Accordingly, the Committee's is not responsible for certifying the Corporation's financial statements or guaranteeing the auditor's report.

        The Committee will fulfill these responsibilities primarily by carrying out the Responsibilities and Duties enumerated below.

COMPOSITION AND QUALIFICATIONS

        The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be "independent" directors under the rules of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002, and each shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. No member of the Committee may serve on the audit committee of more than three public companies, including the Corporation, unless the Board (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a "financial expert" as required by the Sarbanes-Oxley Act. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

        No member of the Committee shall receive compensation other than (i) director's fees for service as a director of the Corporation, including reasonable compensation for serving on the Committee and regular benefits that other directors receive and (ii) pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future services to the Corporation.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified or until such member's earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership. The Chairperson shall be entitled to cast a vote to resolve any ties. The Chairperson will chair all regular sessions of the Committee and set the agendas for Committee meetings.

MEETINGS

        The Committee shall meet at least four times annually, or more frequently, as circumstances dictate. As part of its job to foster open communication, the Committee will meet periodically but not less than annually with management, the director of the internal auditing department and the independent accountants separately to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson, will meet with the independent accountants and management quarterly to review the Corporation's financial statements in a manner consistent with its Responsibilities and Duties as outlined below. All meetings of the Committee may be held telephonically.

RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

1.
Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2.
Review with management and the independent accountants the Corporation's annual and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" prior to public dissemination and a discussion with the independent accountants, of the matters required to be discussed by applicable Auditing Standards.

3.
Review with management and the independent accountants the Corporation's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies prior to the release of earnings. The Committee's discussion of earnings press releases and earnings guidance with management may be general in nature and need not take place in advance of each earnings release or each instance in which the Corporation may provide earnings guidance. The Chairperson of the Committee may represent the entire Committee for purposes of this review and discussion.

4.
Perform any functions required to be performed by the Committee or otherwise appropriate under applicable law, rules or regulations, the Corporation's by-laws and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

Independent Accountants

5.
Retain and terminate independent accountants and approve all audit engagement fees and terms. Review the performance of the independent accountants. The Committee shall have the authority and responsibility, subject to shareholder approval, to select, evaluate and where appropriate, replace the outside auditor. The Committee shall inform the independent accountants that they shall report directly to the Committee and are ultimately accountable to the Committee and the entire Board for such independent accountant's review and audit of the financial statements and report regarding financial internal controls of the Corporation. On an annual basis, the Committee should review and discuss with the independent accountants all significant relationships the independent accountants have with the Corporation to determine the independent accountants' independence.

6.
The Committee shall have the authority and responsibility to approve in advance any significant audit or non-audit engagement or relationship between the Corporation and the independent accountants, other than "prohibited non-auditing services". The following shall be prohibited non-auditing services: (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation; (iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

  Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Corporation constitutes not more than five percent of the total amount of revenues paid by the Corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Committee. The Committee may delegate to one or more of its members the authority to approve in advance all significant audit or non-audit services to be provided by the independent auditors so long as it is presented to the full Committee at a later time.

7.
Oversee independence of the independent accountants by:

•
receiving from the independent accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1");

•
reviewing and actively discussing with the Board, if necessary, and the independent accountants, on a periodic basis, any disclosed relationships or services between the independent accountants and the Corporation or any other disclosed relationships or services that may impact the objectivity and independence of independent accountants; and

•
recommending, if necessary, that the Board take certain action to satisfy itself of the independent accountant's independence.

8.
Review, at least annually, the qualifications, performance and independence of the independent accountants. In conducting its review and evaluation, the Committee should:

(a)
Obtain and review a report by the Corporation's independent accountant describing: (i) the accounting firm's internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the accounting firm, and any steps taken to deal with any such issues; and (iii) to assess the accountant's independence, all relationships between the independent accountant and the Corporation;

  (b)
  Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the accounting firm itself.

  (c)
  Confirm with any independent accountant retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the Corporation in each of the five previous fiscal years of that Corporation.

  (d)
  Take into account the opinions of management and the Corporation's internal auditors.

Financial Reporting Process

9.
In consultation with the independent accountants, management and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent accountant reports from management and the independent accountant regarding: (i) all critical accounting policies and practices to be used by the Corporation; (ii) analyses prepared by management and/or the independent accountant setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation's management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent accountant; (iii) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation's selection or application of accounting principles; (iv) major issues as to the adequacy of the Corporation's internal controls and any specific audit steps adopted in light of material control deficiencies; (v) any other material written communications between the independent accountant and the Corporation's management; and (vi) review regulatory and accounting proposals.

10.
Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management or the internal auditing department.

11.
Establish regular systems of reporting to the Committee by each of management, the independent accountants and the internal auditors, regarding any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

12.
Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements, restrictions on the scope of work or access to required information.

Legal Compliance/General

13.
Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements. The Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard, the Committee shall have the authority to retain outside legal, accounting or other advisors for this purpose, including the authority to approve the fees payable to such advisors and any other terms of retention.

14.
Discuss with management and the independent accountants the Corporation's guidelines and policies with respect to risk assessment and risk management.

15.
Set clear hiring policies for employees or former employees of the independent accountants. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Corporation if the CEO, controller, CFO, chief accounting officer or any person serving in an equivalent capacity for the Corporation was employed by the registered public accounting firm and participated in the audit of the Corporation within one year of the initiation of the current audit.

16.
Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

17.
Prepare all reports required to be included in the Corporation's proxy statement, pursuant to and in accordance with applicable rules and regulations of the SEC.

18.
Report through its Chairperson to the Board following meetings of the Committee.

19.
Maintain minutes or other records of meetings and activities of the Committee.

20.
The Committee shall perform a review and evaluate, at least annually, of the performance of the Committee and its members, including reviewing this Charter and the compliance of the Committee with this Charter. The Committee shall conduct such evaluations and reviews in such manner as it deems reasonably appropriate.

WWA-PS-04

FOLD AND DETACH HERE

PROXY
WEIGHT WATCHERS INTERNATIONAL, INC.
Annual Meeting of Shareholders to be held on May 12, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking all prior proxies, hereby appoints Linda A. Huett, Ann M. Sardini and Robert W. Hollweg, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock of Weight Watchers International, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Wednesday May 12, 2004, and at all adjournments and postponements thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 8, 2004, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

        The Board of Directors recommends a vote FOR the election of directors, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors, and the approval of the Company's 2004 Stock Incentive Plan.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

WEIGHT WATCHERS INTERNATIONAL, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

        THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR THE RATIFICATION OF AUDITORS IN PROPOSAL 2, AND FOR THE APPROVAL OF THE COMPANY'S 2004 STOCK INCENTIVE PLAN IN PROPOSAL 3.

1.	To elect three members to the Board of Directors to serve for a three-year term as a Class 3 Director.				2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending January 1, 2005.	☐	☐	☐
	Nominees: (01) Linda Huett, (02) Sam K. Reed, (03) Philippe J. Amouyal
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES	3.	To approve the Company's 2004 Stock Incentive Plan.	☐	☐	☐
	☐ For each nominee except as noted above				To transact such other business as may properly come before the meeting and any adjournment thereof.
						I/We will attend the meeting			☐
					Please mark this box if you are interested in receiving future Company materials electronically				☐

					Please sign exactly as name appears hereon. Joint owners must both sign. Attorney, executor, administrator, trustee or guardian must give full title as such. A corporation or partnership must sign its full name by an authorized person.

					YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK THE APPROPRIATE BOX ABOVE.
Signature:	Date:	Signature:	Date:

QuickLinks

WEIGHT WATCHERS INTERNATIONAL, INC. 175 Crossways Park West Woodbury, New York 11797-2055
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 12, 2004
TABLE OF CONTENTS
GENERAL INFORMATION ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL NO. 3 APPROVAL OF THE COMPANY 2004 STOCK INCENTIVE PLAN
PRINCIPAL SHAREHOLDERS
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
Summary Compensation Table
Option Grants For the Fiscal Year Ended January 3, 2004
Equity Compensation Plan Information
Aggregated Options Values as of January 3, 2004
Compensation and Benefits Committee Report on Executive Compensation Programs
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS
WEIGHT WATCHERS INTERNATIONAL, INC. 2004 STOCK INCENTIVE PLAN
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER